EXHIBIT 10.20

                                 AMENDMENT NO. 2
                                       TO
                                LICENSE AGREEMENT

         This Amendment No. 2 to License Agreement is made and entered into as of April 1, 1999 by and between Toshiba Corporation, a corporation of Japan, having its principal office at 1-1, Shibaura 1-Chome, Minato-Ku, Tokyo 105-8001 Japan (hereinafter called "TOSHIBA") and SmartDisk Corporation, a corporation of the State of Delaware, the United States, having its principal office at 3506 Mercantile Avenue, Naples, Florida 34104 (hereinafter called "SDC").

                                   WITNESSETH:

         WHEREAS, Toshiba and SDC wish to further amend that certain License Agreement between them dated May 26, 1998, as subsequently amended by Amendment No. 1 dated September 23, 1998 (the "LICENSE AGREEMENT").

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinfafter contained, the parties agree as follows:

         1. Section 2.1 of Article 2 "Licenses" of the License Agreement shall be amended and restated to read in its entirety as follows:

         2.1 Toshiba hereby grants to SDC, during the term of this Agreement, a fully-paid, non- exclusive, non-transferable and non-assignable license under the Licensed Patents, without the right to grant sublicenses, to make, have made, use, offer for sale, sell, have sold or otherwise dispose of the Licensed Products in all countries of the world.

         2. Article 3 "Compensation" of the License Agreement shall be amended and restated to read in its entirety as follows:

         3.1 In consideration of the license granted to SDC hereunder, SDC shall issue to Toshiba two hundred thousand (200,000) shares of Common Stock of SDC (the "STOCK"). Upon its issuance, the Stock shall be fully paid and nonassessable and shall be issued free and clear of all liens and other encumbrances.

         3.2 Toshiba hereby agrees that, during the period of duration (up to, but not exceeding, one hundred eighty (180) days) as specified by SDC and an underwriter of Common Stock or other securities of SDC, following the date of the final prospectus distributed in connection with a registration statement of SDC filed under the Securities Act of 1933, as amended (the "ACT"), it shall not, to the extent requested by SDC and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of SDC held by it at any time during such period except Common Stock included in such registration.


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SmartDisk Corporation
Amendment No. 2 to License Agreement
Page 2

         3.3 In order to enforce the foregoing covenant, SDC may impose stop-transfer instructions with respect to the Common Stock held by Toshiba (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and Toshiba agrees that, if so requested, it will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of Section 3.2.

         3.4 The Stock being acquired by Toshiba hereunder is being acquired for investment for Toshiba's own account, not as a nominee or agent, and not with a view to the resale or distribution of any party thereof, and Toshiba does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations in, or otherwise distribute the Stock or any present intention to do the same.

         3.5 Toshiba acknowledges and agrees that the Stock being acquired by Toshiba shall be subject to the restrictions on transfer set forth in the Joint Venture Agreement entered into by Toshiba, Phoenix House Investments, LLC and SDC as of February 24, 1998 and Toshiba hereby consents to a legend on the certificates evidencing the Stock to such effect, together with other legends required by the Act and the securities laws of any other jurisdiction.

         3. Except as amended hereby, all terms and provisions of the License Agrement remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed in duplicate as of the date first above written by its duly authorized officer or representative.

TOSHIBA CORPORATION                         SMARTDISK CORPORATION


By:  /s/ Shigeki Morita                     By: /s/ Michael S. Battaglia
   ----------------------------------       ------------------------------------
Name: Shigeki Morita                        Name: Michael S. Battaglia

Title: General Manager, Strategic
       Marketing Div. Semiconductor         Title: President and Chief Executive
       Company                                      Officer
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